EXHIBIT 10.3

RIMAGE CORPORATION

STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT (this “Agreement”) is made as of the Grant Date set forth below, by and between Rimage Corporation, a Minnesota corporation (the “Company”), and the Optionee named below (the “Optionee”), and is not issued pursuant to any existing Stock Incentive Plan of the Company.

OPTIONEE:	Sherman L. Black

GRANT DATE:	April 1, 2009

NUMBER OF OPTION SHARES:	200,000 shares, common stock

OPTION PRICE PER SHARE:	$______ per Share

EXPIRATION DATE:	April 1, 2016

          1.   Grant of Option.  The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of the aggregate number of shares of common stock of the Company set forth above (the “Option Shares”), at the Option Price per Share set forth above, on the terms and conditions set forth in this Agreement. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

          2.   Administration of Option.   The Option will be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). Any or all functions of the Committee specified in this Agreement may be exercised by the Board unless this Agreement specifically states otherwise. The Committee has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Option as it may, from time-to-time, deem advisable, to interpret the terms and provisions of this Agreement and to otherwise supervise the administration of the Option. The Committee may not take any action that would be treated as a “repricing” of the Option and may not amend or alter the Option without the written consent of Optionee. All decisions made by the Committee pursuant to this Agreement will be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Optionee and their respective estates and beneficiaries.

          3.   Term and Exercise of Option.

(a)       Installment Exercise Provisions. The term of the Option shall commence on the Grant Date set forth above and shall continue until the Expiration Date set forth above, unless earlier terminated as provided herein. Except as otherwise provided herein, the Option will be exercisable in cumulative installments as follows:

(i)        Up to 25% of the Option Shares may be purchased at any time after the one-year anniversary of the Grant Date and prior to termination of the Option;

EXHIBIT 10.3

(ii)       Up to 50% of the Option Shares (less any shares previously purchased pursuant to the Option) may be purchased at any time on or after the second-year anniversary of the Grant Date and prior to termination of the Option;

(iii)        Up to 75% of the Option Shares (less any shares previously purchased pursuant to the Option) may be purchased at any time on or after the third-year anniversary of the Grant Date and prior to termination of the Option; and

(iv)      Up to 100% of the Option Shares (less any shares previously purchased pursuant to the Option) may be purchased at any time on or after the fourth-year anniversary of the Grant Date and prior to termination of the Option.

Neither Optionee nor Optionee’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any Option Shares for any purpose unless and until certificates for such shares are issued to Optionee or Optionee’s legal representatives, legatees or distributees, under the terms of this Agreement.

(b)       Method of Exercise.     The Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Option Shares in respect of which the Option is being exercised (the “Exercised Shares”) and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by Optionee and shall be delivered in person or by certified mail to the principal financial officer of the Company in accordance with Section 11 of this Agreement. The Exercise Notice shall be accompanied by payment of the aggregate Option Price per Share. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Option Price per Share.

(c)       Method of Payment. Payment of the aggregate Option Price per Share shall be made by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee, including a properly executed Exercise Notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale proceeds to pay the aggregate Option Price per Share. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted common stock of the company already owned by Optionee. Any same day sale or cashless exercise shall comply with regulations promulgated under the Securities Exchange Act and the Federal Reserve Board. No shares of common stock of the Company and no certificates for such shares shall be issued until full payment therefore has been made.

4. Change in Control.

(a)       “Change in Control” of the Company shall mean a change in control which would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement, including without limitation, if:

(i)        any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than an entity owned 50% or greater by the Company or an employee pension plan for the benefit of the employees of the Company);

EXHIBIT 10.3

(ii)       there ceases to be a majority of the Board comprised of (i) individuals who, on the date of this Agreement, constituted the Board of the Company; and (ii) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office prior to a Change in Control; or

(iii)      the Company disposes of at least 75% of its assets, other than (i) to an entity owned 50% or greater by the Company or any of its subsidiaries, or to an entity in which at least 50% of the voting equity securities are owned by the shareholders of the Company immediately prior to the disposition in substantially the same percentage or (ii) as a result of a bankruptcy proceeding, dissolution or liquidation of the Company.

(b)       Except as otherwise provided in this Agreement, if a Change in Control occurs, all previously unexercised Option Shares shall be exercisable in full, without regard to any installment exercise provisions; provided, however, that the Committee, in its sole and absolute discretion, may, with respect to any or all of such Option Shares, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

          (i)        Unilaterally cancel such Option Shares in exchange for whole and/or fractional shares of the common stock of the Company (or whole shares of common stock and cash in lieu of any fractional share of common stock) or whole and/or fractional shares of a successor (or whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the product of (1) the excess, if any, of the Fair Market Value per share on the Action Effective Date over the Exercise Price or specified price per share, multiplied by (2) the number of Option Shares.

          (ii)       Unilaterally cancel such Option Shares in exchange for cash or other property equal in value to the product of (1) the excess, if any, of the Fair Market Value per share on the Action Effective Date over the Exercise Price or specified price per share, multiplied by (2) the number of Option Shares.

          (iii)      Unilaterally cancel such Option Shares after providing the holder of such Option Shares with (i) an opportunity to exercise such Option Shares to the extent vested within a specified period prior to the date of the Change in Control, and (ii) notice of such opportunity to exercise prior to the commencement of such specified period. The Committee may modify or waive any condition limiting the exercise of the Option to permit a cashless exercise of the Option.

          (iv)      Provide for the assumption or substitution of the Option in accordance with Section 11 below.

(c)       Notwithstanding the foregoing, payment of cash in lieu of whole or fractional shares of common stock of the Company or shares of a successor may only be made to the extent that such payment (i) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (ii) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. The payment of cash in lieu of whole or fractional shares of common stock of the Company or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of the Option.

EXHIBIT 10.3

          (d)       For the purposes of this Agreement, “Fair Market Value” of a share of the common stock of the Company shall be determined by the Committee as follows: (i) if the common stock of the Company is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the date in question, or if such common stock shall not have been traded on such principal exchange or on the Nasdaq Stock Market on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such common stock was so traded; or (b) if the common stock of the Company is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq Small Cap Market, the closing bid price for such common stock on the date in question, or if there is no such bid price for such common stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Section 409A of Code, which determination shall be final and binding on all parties.

5. Termination of Employment.

          (a)       If Optionee ceases to be employed by the Company or a subsidiary of the Company as a result of retirement for age or disability, or voluntary or involuntary separation from employment, other than a termination for Cause (as defined below), the Option may be exercised to the extent Optionee shall have been entitled to do so at the date of termination of employment, within a period of 90 days after such termination of employment, but in no case later than the Expiration Date set forth above.

          (b)       If Optionee’s employment is terminated for Cause, the right of Optionee to exercise the Option shall terminate immediately upon such termination of employment. For purposes of this Agreement, “Cause” shall have the same meaning as in any employment or severance agreement between Optionee and the Company governing Optionee’s termination of employment prior to a Change in Control. In the absence of such a definition, Cause shall mean gross and willful misconduct during the course of Optionee’s service to the Company, including but not limited to wrongful appropriation of funds or property of the Company, conviction of Optionee of a gross misdemeanor or felony or material violation of any Company policy (including, without limitation, any policy contained in the Company’s Code of Conduct), regardless of when facts resulting in a finding of Cause are discovered by the Company.

          (c)       The Option will not confer upon Optionee any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company or a subsidiary of the Company to terminate Optionee’s employment at any time.

          6.  Death of Optionee.  In the event of the death of Optionee while in the employ of the Company, the Option may be exercised to the extent Optionee shall have been entitled to do so at the date of death, within a period of one year after the date of death, but in no case later than the Expiration Date set forth above. In such event, the Option shall be exercisable only by the executors or administrators of Optionee or by the person or persons to whom Optionee’s rights under the Option shall pass by Optionee’s will or the laws of descent and distribution.

EXHIBIT 10.3

7.  Limitations on Exercise of Option.

(a)       Except as provided in paragraph 5 and 6 above, the Option may not be exercised unless Optionee is, at the time of such exercise, in the employ of the Company, and shall have been continuously so employed since the Grant Date of the Option.

(b)       The issuance of Option Shares upon the exercise of the Option shall be subject to all applicable laws, rules and regulations, and shares shall not be issued except upon the approval of proper government agencies or stock exchanges as may be required. Assuming compliance with such laws, rules and regulations, for income tax purposes the Option Shares shall be considered transferred to Optionee on the date the Option is exercised with respect to such Option Shares.

8.  Nontransferability of Option.  The Option shall not be transferable by Optionee, other than by will or the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee.

9.  Registration.  If any law or regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or Optionee to take any action in connection with the exercise of the Option, then, notwithstanding any contrary provision of this Agreement, the date for exercise of the Option and the delivery of the Option Shares shall be deferred until the completion of the necessary action. In the event that the Company shall deem it necessary, the Company may condition the grant or exercise of the Option upon the receipt of a satisfactory certificate that Optionee is acquiring the Option Shares for investment purposes and not with the view or intent to resell or otherwise distribute the Option or Option Shares. In such event, the stock certificate evidencing such Option Shares shall bear a legend referring to applicable laws restricting transfer of such shares. In the event that the Company deems it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute, the Options or any Option Shares, then Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Option or Option Shares. It is the Company’s intent, but not its obligation, to register or qualify the offering or sale of Shares under the Securities Act of 1933 of any other applicable state, federal or foreign law.

10.  Tax Withholding.  Upon notification of the amount due and prior to, or concurrently with, the delivery to Optionee of a certificate representing any Option Shares purchased pursuant to the exercise of the Option, Optionee shall promptly pay to the Company any amount necessary to satisfy applicable federal, state and local withholding requirements.

11.  Adjustment.  In the event of a stock dividend, stock split, spin-off, rights offering, recapitalization through a large, nonrecurring cash dividend, or a similar equity restructuring of the Company, the Committee will adjust: (a) the number of Shares subject to the Option, rounding all fractions downward, and (d) the Exercise Price of the Option, or any combination thereof, in an equitable manner that will equalize the fair value of the Option before and after the equity restructuring. Furthermore, in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of this Option, the Committee will adjust the Option in a manner that satisfies the requirements of Code Section 424(a) as to: (x) the number of Shares subject to the Option, rounding all fractions downward, and (y) the Exercise Price of the Option, or any combination thereof. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons.

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12.  Notices.  Notices required hereunder shall be given in person or by first class mail to the address of Optionee shown on the records of the Company, and to the Company at its principal executive office.

13.  Successors and Assigns.  This Agreement shall apply to and bind Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

14.  Miscellaneous.  This Agreement, together with Exhibit A, constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be amended or altered except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws of but not the choice of law rules of the State of Minnesota.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer, and Optionee has executed this Agreement, as of the Grant Date set forth above.

COMPANY:	RIMAGE CORPORATION

By
Bernard P. Aldrich Chief Executive Officer

OPTIONEE:
Sherman L. Black

EXHIBIT 10.3

EXHIBIT A

EXERCISE NOTICE

Rimage Corporation

7725 Washington Avenue South

Edina, MN 55439

Attn: Chief Financial Officer

1.         Exercise of Option. Effective as of today, ___________________, 20___, the undersigned (“Optionee”) hereby elects to purchase _________ shares (the “Shares”) of the Common Stock of Rimage Corporation (the “Company”) under and pursuant to the Stock Option Agreement dated __________ ___, 2009 (the “Option Agreement”). The purchase price for the Shares shall be $______________ (the “Exercise Price”), as required by the Option Agreement.

2.         Delivery of Payment. Optionee herewith delivers to the Company the full purchase price for the Shares.

3.         Representation of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4.         Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5.         Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and thereof, and such agreement is governed by Minnesota law except for that body of law pertaining to conflict of laws.

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EXHIBIT 10.3

Submitted by:	Accepted by:

OPTIONEE:	RIMAGE CORPORATION

By:
Signature	Its:

Sherman L. Black

Social Security Number

Address:

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